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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ADVANCED MARKETING SERVICES, INC.

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ADVANCED MARKETING SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 26, 2001

To the Stockholders of

Advanced Marketing Services, Inc.

      The Annual Meeting of Stockholders of Advanced Marketing Services, Inc. will be held on Thursday, July 26, 2001, at 9:00 a.m., P.D.T., at the Wyndham San Diego North Hotel, 5975 Lusk Boulevard (Plaza 2 on Main Floor), San Diego, California 92121 for the following purposes:

1. To elect two Class B Directors to serve for three-year terms;

2. To vote upon a proposal to amend our 1995 Stock Option Plan;

3. To ratify the selection of Arthur Andersen LLP as our independent auditors for the fiscal year ending March 31, 2002; and

4. To transact any other business which may properly come before the meeting and any adjournments or postponements.

      Our proxy statement containing information for stockholders accompanies this Notice and a copy of our Annual Report for the fiscal year ended March 31, 2001 is also enclosed.

      The Board of Directors has fixed the close of business, June 13, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

      Whether or not you expect to attend the Annual Meeting in person, please date and sign the accompanying proxy card and return it promptly in the envelope enclosed for that purpose.

By the order of the Board of Directors

CHARLES C. TILLINGHAST, III
Chairman

San Diego, California

June 26, 2001

GENERAL INFORMATION
ITEM 1. ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION
ITEM 2. PROPOSED AMENDMENT TO THE COMPANY’S 1995 STOCK OPTION PLAN
ITEM 3. APPROVAL OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
FISCAL 2001 AUDIT FIRM FEE SUMMARY
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FORM 10-K
CERTAIN TRANSACTIONS
FUTURE STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A ADVANCED MARKETING SERVICES, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
APPENDIX B AMENDMENT NO. 5 TO ADVANCED MARKETING SERVICES, INC. 1995 STOCK OPTION PLAN

ADVANCED MARKETING SERVICES, INC.

5880 Oberlin Drive
San Diego, California 92121
(858) 457-2500

PROXY STATEMENT

GENERAL INFORMATION

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Marketing Services, Inc. (“AMS” or the “Company”), a Delaware corporation, for use only at its Annual Meeting of Stockholders to be held on Thursday, July 26, 2001, and any adjournments or postponements thereof (the “Annual Meeting”).

      Shares may not be voted unless the signed proxy card is returned or other specific arrangements are made to have shares represented at the meeting. Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with our Corporate Secretary a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the stockholder on the proxy card.

      If no choice is specified, proxies will be voted (i) FOR the persons nominated by the Board of Directors for election as directors; (ii) FOR the amendment to the 1995 Stock Option Plan; (iii) FOR the ratification of Arthur Andersen LLP as independent auditors; and (iv) in the discretion of the proxy holders with respect to such other matters as may come before the Annual Meeting.

      In addition to soliciting proxies by mail, our directors, officers and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. We will bear the total cost of solicitation of proxies. Although there are no formal agreements to do so, it is anticipated that we will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

      Only stockholders of record at the close of business on June 13, 2001 are entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on June 13, 2001, we had outstanding 19,117,192 shares of common stock, which constituted all of our outstanding voting securities, excluding 3,669,075 shares of Common Stock held in treasury and not permitted to be voted at the Annual Meeting. Each share is entitled to one vote. The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. If a quorum is present, directors are elected by a plurality of votes cast and cumulative voting is not permitted for directors. If a quorum is present, the affirmative vote of holders of a majority of the shares represented and voting is required for approval of the proposed amendment to the 1995 Stock Option Plan, the ratification of Arthur Andersen LLP as independent auditors and any other matters which might be submitted to the stockholders for consideration at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have the effect of a “No” vote for purposes of determining whether a proposal has been approved.

      We anticipate that this proxy statement and accompanying proxy card will first be mailed to our stockholders on or about June 26, 2001.

ITEM 1.

ELECTION OF DIRECTORS

Nominees

      Pursuant to the Company’s Articles of Incorporation, the Board of Directors of the Company is divided into three classes of directors, each class to be as nearly equal in number as possible. Directors are elected to serve for three-year terms, with the elections staggered by class. The Board is currently composed of eight directors; three of whom are Class A directors, two of whom are Class B directors and three of whom are Class C directors. At the Annual Meeting, two Class B directors are to be elected to a three-year term until the Annual Meeting of Stockholders to be held in 2004 and until their successors are duly elected and qualified. The Board of Directors has nominated each of the following incumbent Class B directors for reelection as a Class B director:

James A. Leidich          E. William Swanson

      Information concerning the nominees for election as Class B directors is set forth under the caption “Management — Directors and Executive Officers.”

      The Board of Directors has no reason to believe that its nominees will be unable or unwilling to serve if elected. However, should any nominee named herein become unable or unwilling to accept nomination or election, the Board’s proxies will vote instead for such other person as the Board of Directors may recommend.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AUTHORITY GIVEN” ELECTION OF THE ABOVE MENTIONED NOMINEES AS DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of June 1, 2001 with regard to beneficial ownership of the Common Stock by (i) persons known by the Company to be beneficial owners of more than five percent of the Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table below and (iv) all executive officers and directors as a group.

		Percent of
	Common Stock	Outstanding
Name (and Address(1)) of Beneficial Owner	Beneficially Owned	Common Stock

Charles C. Tillinghast, III(2)	2,143,714	13.5%

Grace & White, Inc.	1,811,373	11.4%

Loren C. Paulsen(3)	1,641,524	10.4%

FMR Corp.	1,439,250	9.1%

Kahn Brothers & Co., Inc.	1,351,414	8.5%

Kevan M. Lyon(4)	99,057	*

Edward J. Leonard(5)	86,250	*

James A. Leidich(6)	62,175	*

Trygve E. Myhren(7)	50,625	*

Lynn S. Dawson(8)	40,050	*

William G. Berryman (9)	15,000	*

Robert F. Bartlett(10)	13,500	*

Michael M. Nicita(11)	6,711	*

E. William Swanson(12)	1,500	*

All executive officers and directors as a group (24 persons)(13)	4,272,456	27.0%

*	less than 1%.

(1)	The address of Messrs. Tillinghast and Paulsen is c/o Advanced Marketing Services, Inc., 5880 Oberlin Drive, San Diego, CA 92121. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. The address of Grace & White, Inc. is 515 Madison Avenue, New York, NY 10022. The address of Kahn Brothers & Co., Inc. is 555 Madison Avenue, New York, NY 10022.

(2)	Mr. Tillinghast’s shares are held of record (i) 2,066,914 shares by a Revocable Trust, dated April 7, 1988, of which Mr. Tillinghast and his wife are trustees and (ii) 75,000 shares by a Charitable Remainder Unit Trust of which neither Mr. Tillinghast nor his wife are trustees and as to which they disclaim beneficial ownership. This amount also includes 1,800 shares subject to options exercisable within 60 days held by Cynthia B. Tillinghast, an Editor in the Advantage Publishing Group division of the Company and the wife of Mr. Tillinghast. Mr. Tillinghast disclaims beneficial ownership of such 1,800 shares. See “Certain Transactions.”

(3)	Of Mr. Paulsen’s shares, 1,416,892 are held of record by a Revocable Trust, dated July 12, 1999, the trustee of which is Mr. Paulsen, and 224,632 are held of record by an Irrevocable Trust, dated August 22, 1988, the beneficiaries of which are Mr. Paulsen’s children and the trustees of which are unrelated to Mr. Paulsen. Mr. Paulsen disclaims beneficial ownership of the 224,632 shares held by this Irrevocable Trust.

(4)	Includes 90,000 shares subject to options exercisable within 60 days.

(5)	Includes 86,250 shares subject to options exercisable within 60 days.

(6)	Includes 13,500 shares subject to options exercisable within 60 days.

(7)	Includes 3,375 shares held of record by Mr. Myhren’s wife and 23,625 shares subject to options exercisable within 60 days.

(8)	Includes 39,750 shares subject to options exercisable within 60 days.

(9)	Includes 15,000 shares subject to options exercisable within 60 days.

(10)	Includes 13,500 shares subject to options exercisable within 60 days.

(11)	Includes 4,998 shares subject to options exercisable within 60 days.

(12)	Mr. Swanson’s shares are held of record by F.W. Cygnet Pension Plan, of which Mr. Swanson is a trustee.

(13)	Includes 390,528 shares subject to options exercisable within 60 days.

MANAGEMENT

Directors and Executive Officers

      The following sets forth certain information as of June 1, 2001 with regard to (i) each director, including the two nominees (who currently serve as directors), and (ii) each executive officer of the Company who is neither a director nor a nominee.

Name	Age	Position

Charles C. Tillinghast, III	64	Chairman of the Board of Directors

Michael M. Nicita	48	President, Chief Executive Officer and Director

Loren C. Paulsen	51	Executive Vice President — Facility Development and Special Projects and Director

Robert F. Bartlett	56	Director(1)

Lynn S. Dawson	50	Director(1)(2)

James A. Leidich	58	Director(1)(2)

Trygve E. Myhren	64	Director(1)

E. William Swanson	65	Director(1)(2)

William G. Berryman	58	Executive Vice President and Chief Information Officer

Michael J. Focht	44	Executive Vice President — Operations

Edward J. Leonard	50	Executive Vice President, Chief Financial Officer and Secretary

Kevan M. Lyon	42	Executive Vice President — Merchandising

Adam R. Zoldan	48	Executive Vice President — Marketing

Steven T. Boyle	38	Vice President — Controller

Tara M. Catogge	34	Vice President — Marketing, Clubs

Sandra Miller Christie	46	Vice President — Advertising

Sandra R. Dear	35	Vice President — Merchandising, Clubs

Bruce S. Derkash	57	Vice President — International

Alisa R. Judge	45	Vice President — Human Resources

Thomas J. Leettola	54	Vice President — Facility and Systems Design

Jennifer D. Pierson	40	Vice President — Advanced Global Distribution

John J. Rogers	49	Vice President — Partner Applications Services

Sydney J. Stanley	52	Vice President — Product Development

Frank A. Wolbert	45	Vice President — Marketing Retail

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

      Mr. Tillinghast has served as Chairman of the Board of Directors since November 1994. He served as Chief Executive Officer of the Company from November 1994 until December 31, 1996. Prior to that time, Mr. Tillinghast served as President, Chief Executive Officer and as a Director of the Company since its inception in 1982. He served as President of Oak Tree Publications, Inc. from 1976 until 1981 and as President of CRM, a diversified publishing company, from 1971 through 1975. Mr. Tillinghast was employed by Boise Cascade Corporation for 10 years, where he served in various management positions, including Senior Vice President from 1971 to 1973.

      Mr. Nicita has served as Chief Executive Officer of the Company since January 1, 1997 and as President, Chief Operating Officer and a Director of the Company since November 1994. From 1978 to November 1994, he served in various capacities at Golden-Lee Book Distributors, including MIS Director, Controller and General Manager. Mr. Nicita was employed by Barnes & Noble Book Stores, Inc. from 1977 to 1978. Mr. Nicita is the co-author of two books on microcomputers and has also been a columnist for a national microcomputer consumer magazine.

      Mr. Paulsen has served as Executive Vice President — Facility Development and Special Projects since August 2000 and as a Director of the Company since its inception in 1982. From 1982 to December 1989, Mr. Paulsen served as Vice President — Operations of the Company. Prior thereto he was employed by Fed Mart Corp., a discount retail chain, for 17 years in various capacities, including sundries and book buyer.

      Mr. Bartlett has been a Director of the Company since April 1994. He is presently Managing Director of Combined Resources International, a picture frame manufacturing company. Mr. Bartlett has many years of experience in the warehouse club industry, having served as Vice President, Divisional Manager of Anderson Chamberlain, a warehouse club manufacturer’s representative firm (1993 – 1995); Senior Vice President of Merchandising, Operations, Traffic and Distribution, SourceClub, Inc (1991 – 1993); Executive Vice President of Merchandising, Traffic and Distribution, The Wholesale Club, Inc. (1990 – 1991); and Executive Vice President of Merchandising, Traffic and Distribution, The Price Club (1989 – 1990).

      Ms. Dawson has been a Director of the Company since April 1994. She is presently employed as Executive Vice President and National Sales Manager for Worldwide Dreams LLC (B.H. Smith, Samsonite, Joe Boxer, EastEnd, RGA). Ms. Dawson has many years experience in department store operations, having served in a variety of positions including Vice President, Divisional Merchandise Manager with Foley’s Department Store (1990 – 1991); Senior Vice President/ General Manager, Broadway Department Store (1978 – 1990) and Buyer and Department Manager, May Company Department Store (1972 – 1978).

      Mr. Leidich has been a Director of the Company since November 1986. He has served as President of Graywave, Inc., a management-consulting firm, since 1983. Mr. Leidich serves on the boards of numerous privately held companies. From July 1994 to July 1999, he served as Chairman and Chief Executive Officer of Bright Start, Inc., which operates childcare centers. From November 1989 to May 1993, he served as an officer and partner in Colorado Venture Management, Inc., a venture capital firm. Mr. Leidich was the Chairman of Children’s World, Inc., a national chain of childcare centers, from 1975 to 1983. From 1980 to 1983, Mr. Leidich was Executive Vice President of the Parker Pen Company.

      Mr. Myhren has been Director of the Company since February 1989. From December 1990 to March 1996, he served as President and a Director of the Providence Journal Company, a diversified media company, and concurrently as President and CEO of King Broadcasting Corporation. Since 1988, he has been President of Myhren Media, Inc., a media investment and consultation firm. He is a trustee of the University of Denver. His other directorships include Peapod, Ltd., Cablelabs, Inc., J. D. Edwards, Inc. and Founders Funds, Inc. From 1975 until originally establishing Myhren Media, Inc., he served as President and then Chairman and Chief Executive Officer of American Television and Communications Corporation, a publicly traded subsidiary of Time, Inc., and known today as Time/ Warner Cable. From 1981 to 1991, Mr. Myhren served as a Director of the National Cable Television Association and was its Chairman in 1986 and 1987. He has previously served as a Director of Turner Broadcasting Systems, Inc., American TV & Communications, Inc., Continental Cablevision, Inc., Citizen’s Bank Corp., Lifespan, Inc., Verio, Inc. and on Time’s internal boards for Home Box Office, Temple-Eastex and Time Magazine Group, and on the Federal Communications Commission’s Advisory Committee on High Definition Television.

      Mr. Swanson has been a Director of the Company since April 1988. He has served as President of F. W. Cygnet, Inc., an investment management firm, since 1986. From 1982 to 1986, Mr. Swanson was the President and Chief Executive Officer of St. Francis Associates, a private investment management firm in San Francisco. From 1975 through 1982, he was employed by the Parker Pen Company, serving in various capacities, including President, Chief Executive Officer and Chief Operating Officer.

      Mr. Berryman joined the Company in May 2000 as Executive Vice President and Chief Information Officer. From 1998 to 2000, he served as Chief Information Officer for Duke-Weeks Corporation, a real estate investment trust. From 1996 to 1998, he served as Senior Vice President and Chief Information Officer for ProSource Distribution Services, a foodservice distributor to chain restaurants. Mr. Berryman served for two years as Vice President and Chief Information Officer for The Penn Traffic Company, a grocery retailer, and was employed by Dominick’s Finer Foods as Vice President, MIS from 1989 to 1993. In addition, Mr. Berryman served Gateway Foods for 16 years as the Senior Information Services Executive.

      Mr. Focht joined the Company in August 2000 as Executive Vice President, Operations. Prior to joining AMS, he was employed with Ingram Industries, Inc. for 25 years. His most recent role at Ingram was as Senior Vice President, Operations for their book group division.

      Mr. Leonard joined the Company in April 1999 as Executive Vice President and Chief Financial Officer. From 1995 to 1999, Mr. Leonard was Vice President — Financial Planning and Operations, North America for Warner Home Video, a division of Warner Bros. Studio, a business unit of Time Warner, Inc. Mr. Leonard worked in the automotive industry for Ford Motor Company and Nissan Motor Corporation USA in a variety of financial positions for 11 years. Mr. Leonard also worked from 1984 to 1992 in a variety of financial positions for Taco Bell Corporation, a division of PepsiCo.

      Ms. Lyon joined the Company in 1988 as Marketing Director. In December 1989, Ms. Lyon was named Vice President — Marketing with responsibility for leading the sales and marketing efforts with respect to the Company’s major customers. In September 1994, Ms. Lyon became Vice President — Merchandising with responsibility for the Company’s buying activities. In October 1997, Ms. Lyon was promoted to Executive Vice President — Merchandising with responsibility for buying, advertising and the Advanced Global Distribution division of AMS. From 1983 through 1988, she worked for Allergan, Inc., a pharmaceutical company, in various sales and product management positions.

      Mr. Zoldan joined the Company in January 1995 as Vice President — Marketing, was promoted to Executive Vice President in April 2001 and has responsibility for sales and relations with the Company’s major customers. From 1988 to 1995, Mr. Zoldan was General Sales Manager for Eastman, a division of Office Depot. Prior to 1988, he served as General Sales Manager for Office Club (now Office Depot) (1984 – 1986), and District Sales Manager for McKesson Office Products (1981 – 1984).

      Mr. Boyle joined the Company in 1995 as Controller. He was promoted to Vice President and Controller in April 1999. From 1992 to 1995, he worked for a manufacturer and distributor of sportswear as Controller. Previously, Mr. Boyle served as Controller and Internal Auditor for two computer manufacturing firms. Mr. Boyle was with Arthur Andersen & Company for five years and is a CPA.

      Ms. Catogge joined the Company in August 1994 as a Marketing Manager. In December 1994, she was promoted to General Marketing Manager for the SAM’S Club account and in 1998 became the Director of Club Sales with responsibility for leading AMS’ sales and marketing efforts in all club accounts. In April 2001, she was promoted to Vice President — Marketing, Clubs. Prior to joining AMS, she was employed by Harcourt Brace, Inc. as its Sales Director for the Academic Press book division.

      Ms. Christie joined the Company in 1986. She became Director of Advertising in 1994 and was promoted to Vice President — Advertising in October 1997. Prior to joining AMS, Ms. Christie managed Mysterious Bookshop in New York and prior to 1980 worked for other book retailers.

      Ms. Dear joined the Company in December 1995. Over the next two years Ms. Dear served as Product Manager in the Juvenile category and then General Merchandising Manager in the Bestseller and Mass Market categories. In 1998, she was promoted to Director of Merchandising with responsibility for buying activities into the warehouse clubs. In April 2000 Ms. Dear was promoted to Vice President — Merchandising, Clubs.

      Mr. Derkash joined the Company in December 1998 as Vice President — International. From 1984 to 1998, Mr. Derkash worked with Hasbro International, Inc. in a variety of management positions, including Vice President, Latin America Business Development. From 1979 to 1984, Mr. Derkash held marketing and business development positions with PepsiCo International and for PepsiCo’s Food Service Division. Mr. Derkash also held marketing positions for Colgate-Palmolive, in both its domestic and international divisions, from 1972 to 1979.

      Ms. Judge joined the Company in May 1991 as Manager of Human Resources. She was promoted to Director of Human Resources in October 1992 and to Vice President — Human Resources in July 1994. From 1986 to 1991, she worked for the Eastridge Group, an employment/temporary agency in a variety of management positions.

      Mr. Leettola joined the company in June 1986 as Operations Manager of the Northern California facility. He was promoted to Vice President — Facilities and Systems Design in January 2001. From 1972 through June 1986, he held a variety of operational management positions with major retailers, including The Bon Marche, Liberty House and Macy’s. Prior to 1972, he was involved in the support of oceanographic research activities with several government agencies, C&GS & E.S.S.A.

      Ms. Pierson joined the Company in September of 2000 as Vice President — Publisher Distribution Services, which is now Advanced Global Distribution. From 1996 to 2000, Ms. Pierson was Vice President of Sales and Marketing for Abbeville Publishing Group. From 1983 to 1996, she served in various marketing, sales and management positions with Abbeville Publishing Group, Harper Collins, Baker & Taylor, Inc. and Feffer & Simons, Inc.

      Mr. Rogers joined the Company in March 1987 as an Order Processing/ Receiving Coordinator. In July 1989, he became Special Projects Coordinator, and in April 1990 was promoted to Operations Staff Manager. In April 1994, John advanced to the executive position of Director of Logistics, and then to Director of Systems Development, where he developed and implemented the Company’s proprietary Vendor Managed Inventory (VMI) Software. He served in that position until his most recent promotion in September 2000 to Vice President — Partner Application Services.

      Ms. Stanley joined the Company in November 1990 as a General Merchandise Manager with responsibility for the juvenile book category and was promoted to Vice President — Product Development in November 1996. From 1974 through 1989, Ms. Stanley was employed by the City of San Diego in a variety of professional managerial positions for the Library Department, including assignments in children’s literature and services, branch library management and fundraising.

      Mr. Wolbert joined the Company in May 1999 as Director of Marketing, New Business/ Retail with responsibility for all specialty retail and trade accounts and was promoted to Vice President — Marketing Retail in April 2001. From 1996 through 1999, Mr. Wolbert held the position of Senior Vice President, Sales and Marketing for Advanced Access, Inc., a provider of specialized call center and fulfillment services for leading retailers. From 1986 through 1996, he held several executive level positions with Baker & Taylor, Inc., one of the largest international wholesalers of books, video and music software.

      Officers serve at the discretion of the Board of Directors.

Board of Directors and Committees

      Directors are elected to serve staggered three-year terms and until their successors are duly elected and qualified. Each director who is not otherwise employed by the Company receives an annual director’s fee of $18,000 plus $1,000 for each regular Board meeting attended. In addition, each outside director is paid $500 for attendance at each special Board and Audit or Compensation Committee meeting held on dates other than the regularly scheduled Board meetings. The Company reimburses each director for reasonable out-of-pocket expenses incurred in his or her capacity as a member of the Board of Directors. No payments are made for participation in telephone meetings of the Board of Directors or actions taken in writing. The Board of Directors held a total of 7 regularly scheduled and special meetings during the year ended March 31, 2001. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees thereof on which such director served held during the year ended March 31, 2001, except for Trygve E. Myhren, who attended 71% of such meetings.

      Our Audit Committee is composed of three outside directors who are not officers or employees of our subsidiaries. In the opinion of the Board of Directors, and as “independent” is defined under the standards of the New York Stock Exchange, these directors are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee.

      The members of the Audit Committee of the Board of Directors during fiscal 2001 were Messrs. Myhren and Swanson and Ms. Dawson. The Audit Committee held four meetings during fiscal 2001. In accordance with the Board’s general policy of changing one member of the Audit Committee annually, the current members of the Audit Committee for fiscal 2002 are Messrs. Leidich and Swanson and Ms. Dawson. The

functions of the Audit Committee are primarily to recommend the selection of the Company’s independent public accountants, discuss with them the scope of the audit, consider matters pertaining to the Company’s accounting policies and internal controls and provide a means for direct communication between the independent public accountants and the Board of Directors. Our Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.

      The members of the Compensation Committee of the Board of Directors are Messrs. Bartlett, Leidich, Myhren and Swanson and Ms. Dawson. The Compensation Committee held two meetings during fiscal 2001. The functions of the Compensation Committee are to review and recommend changes in salaries and bonuses of key employees, to review periodically, and make recommendations with respect to, the compensation structure of the Company and to determine the amount of contributions to the Company’s profit sharing plan.

      We have no Nominating Committee or committee performing similar functions.

      Effective February 6, 1997, the Company elected to have the Board of Directors, acting as a whole, assume responsibility for administering the Company’s 1987 and 1995 Stock Option Plans.

EXECUTIVE COMPENSATION

Board and Compensation Committee Report on Executive Compensation

      The Compensation Committee is currently composed of five outside directors. The Compensation Committee is responsible for determining executive officer salary and bonus compensation and determining annual contributions to the Company’s profit sharing plan. Stock option grants are determined by the Board of Directors. The following is a report of the Compensation Committee and, as it relates to stock options, the Board as a whole, concerning their policies and actions in fiscal 2001 concerning executive compensation.

      The Company’s compensation programs are designed to (a) link executive compensation to the performance of the Company and to stockholder value as measured by the long-term price appreciation of the Company’s Common Stock and (b) attract, retain and motivate employees by providing for the vesting of certain components of compensation over a number of years.

      The Company’s compensation of executive officers, including its Chief Executive Officer, consists principally of two components: (a) annual cash compensation, generally consisting of base salary and a bonus, and (b) long-term, stock-based compensation. The policies governing these components, as well as the basis for determining the compensation payable to the Chief Executive Officer, are described below.

      Annual Salary and Bonus Compensation. The salaries of executive officers are determined on the basis of, in no particular order of importance, the responsibilities of the position held, the prior experience and compensation of the officer, the compensation practices of competitors, as determined from publicly available information, discussions with knowledgeable consultants and participants in the publishing and distribution industries and other marketplace factors such as housing and relocation requirements. The Compensation Committee also strives to compensate each executive officer at a level which is appropriate in relation to the compensation of other executive officers of the Company. The Company generally weights increases in executive compensation, including salary and bonus, in favor of performance and, therefore, salary increases are generally related to the tax adjusted inflation rate.

      Under the Company’s bonus plan, cash bonuses are earned if a minimum targeted level of net income is attained. Bonus amounts increase if higher target net income levels are attained. The Company’s net income objectives are established by the Compensation Committee at the commencement of each fiscal year. For fiscal 2001, payments under the Company’s bonus plan to each executive officer were based principally upon the Company exceeding the targeted net income objective.

      Long-Term Stock Option Compensation. The Company grants stock options to its executive officers and other employees pursuant to its 1995 Stock Option Plan. The Company believes that such options help to more closely align the interests of its management employees with the long-term interests of its stockholders by providing an incentive for increasing stockholder value. Moreover, such options are believed to be instrumental in retaining employees over the longer term, since full benefits of appreciated options cannot be realized until the end of the applicable vesting period, which is usually five years.

      During fiscal 2001, based on the contributions of the employees and performance of the Company, the Board of Directors approved a grant of options to purchase 82,500 shares of Common Stock to Michael M. Nicita. The Board of Directors also approved grants of options to purchase the following number of shares of Common Stock to the following Named Executive Officers: Edward J. Leonard — 30,000; William G. Berryman — 75,000; and Kevan M. Lyon — 60,000. Messrs. Tillinghast and Paulsen, who are founders of the Company, are eligible to receive grants of options, but their significant equity positions in the Company are currently believed to provide them with substantial incentives to enhance stockholder value and no options were granted to them during fiscal 2001.

      CEO Compensation. The Compensation Committee establishes the base salary and bonus, if any, payable to Mr. Michael M. Nicita, the Company’s Chief Executive Officer, based on the same factors applicable to executive officer compensation generally.

      In March 2001, the Compensation Committee reviewed Mr. Nicita’s salary and determined that his salary would be increased from $366,000 to $427,000. Mr. Nicita’s salary is believed to be below the median of salaries paid to chief executive officers of companies which have comparable sales volumes. Because the Company exceeded the minimum net income objectives established by the Compensation Committee, bonuses aggregating $328,670 were awarded under the Company’s bonus plan to Mr. Nicita for fiscal 2001.

      Internal Revenue Code Section 162(m). Internal Revenue Code Section 162(m), enacted in 1993, provides that a public corporation generally may not deduct compensation in excess of $1,000,000 payable to its chief executive officer or any of its other four most highly compensated officers. Certain performance-based compensation is specifically exempted. The provisions of Section 162(m) are not expected to preclude the award of compensation believed to be merited, even if in excess of $1,000,000.

      The tables that follow reflect the decisions included in this report.

The Board of Directors
(with respect to Options)	The Compensation Committee

Charles C. Tillinghast, III	James A. Leidich, Chairman
Michael M. Nicita	Robert F. Bartlett
Loren C. Paulsen	Lynn S. Dawson
Robert F. Bartlett	Trygve E. Myhren
Lynn S. Dawson	E. William Swanson
James A. Leidich
Trygve E. Myhren
E. William Swanson

Summary of Cash and Other Compensation

      The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company for the fiscal years ended March 31, 2001, 2000 and 1999 of those persons who were, at March 31, 2001, (i) the Chief Executive Officer and (ii) the four other most highly paid executive officers of the Company (collectively the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation	All Other
	Fiscal			Options/	Compensation
Name and Capacity in Which Served	Year	Salary($)(1)	Bonus($)(1)	SARs(#)(2)	($)(3)

Charles C. Tillinghast, III	2001	202,223	176,570	3,750 (4)	93,860
Chairman	2000	195,300	168,650	0	68,201
	1999	225,019	158,900	0	47,252

Michael M. Nicita	2001	363,575	328,670	82,500	134,976
Chief Executive Officer	2000	302,925	310,550	112,500	114,882
and President	1999	288,085	186,463	0	67,283

Edward J. Leonard	2001	250,384	150,190	30,000	35,165
Executive Vice President	2000	221,442	138,750	253,125	189,523 (5)
and Chief Financial Officer	1999	—	—	—	—

Kevan M. Lyon	2001	195,913	126,790	60,000	66,936
Executive Vice President —	2000	183,615	133,900	45,000	46,865
Merchandising	1999	178,205	103,750	0	32,840

William G. Berryman	2001	166,923	78,625	75,000	75,808 (6)
Executive Vice President —	2000	—	—	—	—
Information Services	1999	—	—	—	—

(1)	Amounts shown include cash compensation earned and received by executive officers as well as amounts earned and accrued but not yet paid, including salary amounts deferred at their election under the Company’s 401(k) plan and deferred compensation plan.

(2)	Number of options shown reflects adjustments made in connection with three three-for-two stock splits of the Company’s Common Stock effected by the Company in February 1999, January 2000 and May 2001.

(3)	The amounts indicated for fiscal 2001 include, for Messrs. Tillinghast, Nicita, Leonard and Berryman and Ms. Lyon, respectively: profit sharing contributions of $8,500, $8,500, $8,500, $0, and $8,500 (excluding the allocable portion of accrued interest); Company matching 401(k) plan contributions of $1,607, $2,488, $2,262, $404 and $1,624; and matching contributions (excluding interest) of $67,904, $108,985, $12,705, $0 and $45,297 under the Company’s deferred compensation plan. The deferred compensation plan permits an eligible employee to defer up to 50% of base salary and 100% of any bonus. The Company is obligated to contribute an amount equal to an employee’s deferral up to a stated maximum and may, at its discretion, make additional contributions. Company contributions generally vest over a five-year period beginning on the date of an employee’s entry into the plan.

(4)	Represents options held by Cynthia B. Tillinghast, an Editor in the Advantage Publishing Group division of the Company. Ms. Tillinghast is the wife of Mr. Tillinghast.

(5)	Includes relocation expenses of $176,726.

(6)	Includes relocation expenses of $66,201.

Employment Arrangements

      Mr. Tillinghast served as Chief Executive Officer of the Company until December 31, 1996. In order to provide for an orderly transition in management of the Company, in July 1996 the Company and Mr. Tillinghast entered into an Employment Agreement covering the five-year period commencing January 2, 1997. Pursuant to the terms of the Employment Agreement, effective January 2, 1997, Mr. Tillinghast resigned from his position as Chief Executive Officer of the Company, which position was filled by

Mr. Michael M. Nicita who also serves as President and a Director of the Company. During the term of the Employment Agreement, Mr. Tillinghast agreed to serve as Chairman of the Board of Directors (if re-elected as a director by the Company’s stockholders) and to perform certain other duties and responsibilities as requested by the Board of Directors. Mr. Tillinghast agreed to serve the Company on a full-time basis during 1997; thereafter, Mr. Tillinghast’s services will decrease proportionately such that during the final year of his employment, Mr. Tillinghast will only be required to serve the Company on an approximately half-time basis, but not less than 1,000 hours per calendar year. Under the terms of the Employment Agreement, Mr. Tillinghast’s base salary was set at $275,000 for the first year, $225,000 (which was increased by the Board of Directors to $236,000) for the second year, $175,000 for each of the third and four years (which was increased by the Board of Directors to $195,300 and $208,000, respectively), and $150,000 for the fifth year of his employment (which was increased by the Board of Directors to $200,000), subject to adjustment by the Board of Directors. He will be entitled to participate in any Company compensation plan and receive fringe benefits, generally on the same basis as other senior Company executives.

      In July 1998, the Company entered into a termination benefits agreement with Michael M. Nicita, the President and Chief Executive Officer of the Company. The agreement was approved by the Compensation Committee and the Board of Directors after having determined that it was in the best interests of the Company to enter into the agreement to assure the retention of the unique services of Mr. Nicita and provide reasonable protection for Mr. Nicita in the event of a change of control. The agreement provides that in the event of a change of control, as defined in the agreement, Mr. Nicita will be entitled to a severance payment if he is discharged by the Company within one year for any reason other than cause, as defined in the agreement, or he terminates his employment with the Company within 90 days for any reason. In the event of a change of control, any unvested options previously granted to Mr. Nicita and any amount in his account under the Company’s deferred compensation plan would immediately vest. The severance payment would be equal to Mr. Nicita’s base salary in effect for the fiscal year in which the change of control occurs plus a prorated bonus computed at budget, subject to adjustment under certain circumstances.

      Effective April 1, 1999, the Company entered into an agreement with Mr. Edward J. Leonard in connection with his employment as Executive Vice President and Chief Financial Officer of the Company. The agreement provides for a current annual base salary of $275,000 per year and provides that if Mr. Leonard’s employment is involuntarily terminated for any reason, other than gross negligence or fraud, during, respectively, the first or second 12 months of employment, his base salary will be continued for, respectively, 12 months or 9 months, and that if his employment is involuntarily terminated for any reason, other than gross negligence or fraud, after the first 24 months, his base salary will be continued for 6 months.

Option Grants

      The following table sets forth with respect to the Named Executive Officers certain information concerning grants of stock options in fiscal 2001. The Company has never granted stock appreciation rights.

Option Grants in Fiscal 2001

						Potential Realized Value
	Number of	% of Total		Grant		at Assumed Annual Rates of
	Securities	Options	Exercise	Date		Stock Price Appreciation for
	Underlying	Granted to	or Base	Market		Option Term(1)
	Options	Employees in	Price	Price	Expiration
	Granted(#)	Fiscal Year	($/Sh)	($/Sh)	Date	0%($)	5%($)	10%($)

Charles C. Tillinghast, III(2)	2,250	0.21%	$8.89	$11.42	10/22/09	$5,687	$21,842	$46,627
	1,500	0.14%	$12.17	$12.17	09/21/10	$0	$11,477	$29,086

Michael M. Nicita	82,500	7.87%	$12.17	$12.17	09/21/10	$0	$631,255	$1,599,723

Edward J. Leonard	30,000	2.86%	$12.17	$12.17	09/21/10	$0	$229,547	$581,718

Kevan M. Lyon	30,000	2.86%	$12.17	$12.17	09/21/10	$0	$229,547	$581,718
	30,000	2.86%	$14.00	$14.00	03/22/11	$0	$264,136	$669,372

William G. Berryman	75,000	7.15%	$12.37	$12.37	05/19/10	$0	$583,614	$1,478,993

(1)	Amounts shown represent the potential value of granted options if the assumed annual rates of stock appreciation are maintained over the 10-year terms of the granted options. The assumed rates of appreciation are established by regulation and are not intended to be a forecast of the Company’s performance or to represent management’s expectations with respect to the appreciation, if any, of the Common Stock.

(2)	Options granted to Cynthia B. Tillinghast, an Editor in the Advantage Publishing Group division of the Company. Ms. Tillinghast is the wife of Mr. Tillinghast.

Option Exercises and Holdings

      The following table sets forth with respect to the Named Executive Officers information concerning the exercise of stock options during fiscal 2001 and unexercised options held as of the end of the fiscal year. The Company has never granted stock appreciation rights.

Aggregated Option Exercises and

Fiscal 2001 Year-End Option Values

			Number of		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares	Value	Fiscal Year End(#)		Fiscal Year End($)(1)
	Acquired on	Realized
	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles C. Tillinghast, III(2)	—	$—	1,800	3,300	$33,657	$42,974

Michael M. Nicita	145,574	$1,499,632	4,988	253,500	$79,023	$3,961,351

Edward J. Leonard	15,000	$112,875	35,625	232,500	$626,703	$3,899,313

Kevan M. Lyon	13,500	$153,826	90,000	116,250	$1,798,270	$1,575,290

William G. Berryman	—	—	—	75,000	—	$827,000

(1)	Before taxes. The dollar value indicated is based on the difference between the exercise price of the outstanding option and the closing market price of the Common Stock on March 31, 2001 as reported by the New York Stock Exchange ($15.60 per share).

(2)	Represents options held by Cynthia B. Tillinghast, an Editor in the Advantage Publishing Group division of the Company. Ms. Tillinghast is the wife of Mr. Tillinghast.

Performance Graph

      The following graph presents a comparison of the Company’s stock performance with the broad-based NASDAQ Market Index, the Dow Jones Industry Group OTS-Other Specialty Retailers Index, the Standard & Poor’s 500 Index, and the Russell 2000 Index.

	3/96	3/97	3/98	3/99	3/00	3/01

ADVANCED MARKETING SERVICES, INC.	100.00	79.79	159.57	166.89	401.17	453.37
NASDAQ STOCK MARKET (U.S.)	100.00	111.15	168.47	227.62	423.37	169.46
S & P 500	100.00	119.82	177.34	210.07	247.77	194.06
DOW JONES RETAILERS, SPECIALTY (EXCLUDING DRUG & APPAREL	100.00	103.30	155.37	220.60	262.23	179.55
RUSSELL 2000	100.00	105.11	149.27	125.00	171.62	145.32

      The graph assumes $100 invested on March 31, 1996 in the Company’s Common Stock and $100 invested at that time in each of the indexes shown. The comparison assumes that all dividends are reinvested.

ITEM 2.

PROPOSED AMENDMENT TO THE COMPANY’S 1995 STOCK OPTION PLAN

      The Board of Directors has approved an amendment to the 1995 Stock Option Plan, subject to stockholder approval, to increase by 600,000 the number of shares of Common Stock issuable upon exercise of options granted under the 1995 Plan. The purpose of the amendment is to enable the Company to grant additional options in the future in order to attract and retain key employees. The Company currently has outstanding options under the 1995 Plan covering 2,584,979 shares of Common Stock and options for 200,432 shares of Common Stock available for grant. In addition, the Amendment to the 1995 Plan approved by the Board of Directors, subject to stockholder approval, would modify the 1995 Plan to provide that (i) options may not be granted at less than 100% of the fair market value per share of the common stock on the date the option is granted and (ii) options may generally not be “repriced.” A copy of the proposed amendment to the 1995 Plan is included as Appendix B to this Proxy Statement.

Description of the 1995 Plan

      The 1995 Plan was adopted by the Board of Directors in March 1995 and approved by the stockholders in July 1995. The Board of Directors believes that the selective grant of stock options is an effective and efficient means of attracting, motivating and retaining key employees, officers and directors. The 1995 Plan provides for the grant of options to purchase Common Stock either that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or that are not intended to so qualify (“non-qualified stock options”). All officers, directors and employees are eligible to receive options under the 1995 Plan, except that only employees may receive incentive stock options. The maximum number of shares available for issuance under the 1995 Plan is 3,693,750 (4,293,750) if the proposed amendment is approved). No person eligible to receive options under the 1995 Plan may receive options for the purchase of more than an aggregate of 1,012,500 shares.

      The 1995 Plan is currently administered by the Board of Directors and may, in the Board’s discretion, be administered by a committee of the Board of Directors appointed for that purpose (the “Committee”), which, subject to the terms of the 1995 Plan, has the authority in its sole discretion to determine: (a) the individuals to whom options shall be granted; (b) the time or times at which options may be exercised; (c) the number of shares subject to each option, the option price and the duration of each option granted; and (d) all of the other terms and conditions of options granted under the 1995 Plan.

      The exercise price of incentive stock options granted under the 1995 Plan must be at least equal to the fair market value of the shares on the date of grant (110% of fair market value in the case of participants who own shares possessing more than 10% of the combined voting power of the Company) and may not have a term in excess of 10 years from the date of grant (five years in the case of participants who are more than 10% stockholders). The aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which incentive stock options (granted under all plans of the Company or its subsidiaries) are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. Non-qualified options may be granted at prices not less than 85% of the fair market value of such shares at the date of grant (100% if the proposed Amendment is approved).

      Options granted under the 1995 Plan are not transferable other than by will or the laws of descent and distribution. Unless otherwise determined by the Board of Directors or the Committee in connection with the grant of any non-qualified stock options, all stock options granted under the 1995 Plan expire one month after the date of the optionee’s termination of employment with the Company for any reason other than death or permanent disability and six months after the optionee’s termination of employment by reason of death or permanent disability but not, in either case, later than the scheduled expiration date. Upon termination of employment the number of shares with respect to which a stock option may be exercised shall be limited to that number of shares which could have been purchased pursuant to the option had the option been exercised by the optionee on the date of such termination of employment. In the case of death, options may be exercised by the person or persons to whom the rights under the options pass by will or by the laws of descent or distribution.

      Payment of the exercise price upon exercise of an option must be made in cash or, in the discretion of the Board of Directors or the Committee, in shares of Common Stock. Where payment is made in Common Stock, such Common Stock is valued for such purpose at the fair market value of such shares (determined as specified in the 1995 Plan) on the date of exercise.

      If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares available for issuance under the 1995 Plan, the number of shares subject to outstanding options, the per share exercise price of outstanding options and the aggregate number of shares with respect to which options may be granted to a single participant will be appropriately adjusted by the Board of Directors or the Committee.

      No grant of options may be made under the 1995 Plan more than 10 years after its date of adoption. The Board of Directors has authority to terminate or to amend the 1995 Plan, subject to the approval of the Company’s stockholders under certain specified circumstances, provided that such action does not impair the rights of any holder of outstanding options without the consent of such holder.

Certain Federal Income Tax Consequences

      The following discussion is a summary of the principal federal income tax consequences of the 1995 Plan based on current provisions of the Code and applicable regulations thereunder.

      Incentive Stock Options. No income is recognized by an optionee at the time of grant of an incentive stock option or at the time of exercise of such option while employed by the Company (or within limited periods after termination of employment). However, the exercise of an incentive stock option may result in an alternative minimum tax liability for the optionee. If the optionee continues to hold the shares received upon the exercise of the option for at least two years from the date the option was granted and one year from the date the option was exercised, the optionee will recognize capital gain or loss when he disposes of the shares. Such gain or loss will be measured by the difference between the option price and the amount received for the shares at the time of disposition.

      If the optionee disposes of shares acquired upon exercise of an incentive stock option before the expiration of the one-year and two-year holding periods described above, the optionee will recognize ordinary income in the year of disposition, in an amount equal to the excess of the fair market value of the shares on the date the option was exercised (or, if less, the amount received upon disposition of the shares) over the option price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise will be treated as capital gain.

      Non-Qualified Stock Options. An optionee recognizes no income at the time a non-qualified stock option is granted. At the time a non-qualified stock option is exercised, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. An optionee will recognize capital gain or loss on the subsequent sale of the option shares in an amount equal to the difference between the amount realized and the tax basis of such shares. The tax basis will equal the option price paid plus the amount included in the optionee’s income by reason of the exercise of the option.

      Company Deductions. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from options granted under the Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid during any year to an executive officer named in the Summary Compensation Table of the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as “performance-based” under Section 162(m) of the Code or certain other exceptions apply. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are deemed to constitute “excess parachute payments” under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

Vote Required

      Approval of the proposed amendment to the 1995 Plan requires the affirmative vote of the holders of at least a majority of the shares of Common Stock represented and voting at the Annual Meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 PLAN.

ITEM 3.

APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

      Arthur Andersen LLP has been selected as independent auditors to audit the Company’s financial records for the year ending March 31, 2002, and management recommends that the selection be approved by the stockholders. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. Arthur Andersen LLP has audited the Company’s consolidated financial statements since 1987, and management considers Arthur Andersen LLP to be well qualified. The affirmative vote of a majority of the votes cast by the holders of shares present or represented and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Arthur Andersen LLP as independent auditors.

      Approval of the selection of Arthur Andersen LLP as the Company’s independent auditors requires the affirmative vote of the holders of at least a majority of the shares of Common Stock represented and voting at the Annual Meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee with respect to our audited financial statements of the fiscal year ended March 31, 2001. The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with Arthur Andersen LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also reviewed written disclosure and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from us, and as discussed with Arthur Andersen LLP, their independence from us. The Audit Committee acts pursuant to its written Audit Committee Charter. Based on the review and discussion referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

The Audit Committee

Trygve E. Myhren, Chairman
E. William Swanson
Lynn S. Dawson

FISCAL 2001 AUDIT FIRM FEE SUMMARY

      During fiscal 2001, we retained our principal auditor, Arthur Andersen LLP, to provide services in the following categories for which we paid the following amounts:

Audit Fees

      Arthur Andersen LLP billed us an aggregate of $145,500 in fees for professional services rendered in connection with the audit of our financial statements for the fiscal year ended March 31, 2001, the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year ended March 31, 2001, Australia audit services and other accounting consulting services.

All Other Fees

      Arthur Andersen LLP billed us an aggregate of $110,500 in fees for other services rendered to us during the fiscal year ended March 31, 2001, primarily related to recurring tax return review, tax advisory and consultation services, statutory tax report services (Mexico), legal services (Australia), loan staff services (Australia) and acquisition/due diligence services (Australia).

      The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or with respect to fiscal 2001, no person who at any time during fiscal 2001 was a director, officer or beneficial owner of more than 10 percent of the Common Stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act, as amended, during fiscal 2001.

FORM 10-K

      AMS will furnish without charge to each stockholder, upon written request addressed to The Investor Relations Department of AMS at 5880 Oberlin Drive, Suite 400, San Diego, California 92121, a copy of its Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission.

CERTAIN TRANSACTIONS

      All transactions between the Company and its officers, directors or any affiliate of any such person have been, and all such future transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated parties.

      In connection with his relocation to San Diego in May 1996, the Company loaned $75,000 to John S. McGee, Vice President — Operations. The loan was secured by real estate and bore interest at the rate of 5% per annum. The loan had been repaid in full as of March 31, 2001.

      On March 27, 2000, the Company entered into an agreement with Charles C. Tillinghast, III, Chairman of the Board of Directors of the Company. Under the agreement, the Company repurchased from Mr. Tillinghast 300,000 shares of common stock at a price per share equal to a 10% discount from the average of the closing prices for the common stock on the Nasdaq National Market for each trading day from March 27, 2000 through March 31, 2000. The average price of the Company’s common stock on the Nasdaq National Market for that period was $12.86 per share. Accordingly, the purchase price for the 300,000 shares of common stock was $11.57 per share. In addition, the Company agreed to purchase from Mr. Tillinghast up to an additional 384,150 shares of common stock by not later than December 31, 2000 at a purchase price per share equal to a 10% discount from the average closing prices for the stock for each trading day of the week prior to the date of sale. The Company repurchased from Mr. Tillinghast the additional 384,150 shares of

Common Stock at a price per share equal to a 10% discount from the average of the closing prices for the Common Stock on the New York Stock Exchange for each trading day from December 4 through December 10, 2000. The average price of the Company’s Common Stock on the New York Stock Exchange for that period was $11.68 per share. Accordingly, the purchase price for the additional 384,150 shares of Common Stock was $10.51 per share.

FUTURE STOCKHOLDER PROPOSALS

      Any stockholder proposal intended to be presented at the 2002 Annual Meeting of Stockholders must be submitted sufficiently far in advance so that it is received by AMS not later than February 28, 2002.

OTHER MATTERS

      Neither the Company nor any of the persons named as proxies knows of matters other than those stated above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, the persons named as proxies are empowered to vote in accordance with their discretion on such matters.

      Our Annual Report for the fiscal year ended March 31, 2001 accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

ADVANCED MARKETING SERVICES, INC.

By order of the Board of Directors

CHARLES C. TILLINGHAST, III
Chairman

San Diego, California

June 26, 2001

APPENDIX A

ADVANCED MARKETING SERVICES, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to certain governmental bodies or the public; the Corporation’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the companies’ policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

Review and appraise the audit efforts and independence of the Corporation’s independent public accountants.

Provide an open avenue of communication among the independent public accountants, financial and senior management, and the Board of Directors. To ensure that the public accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Corporation’s shareholders.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. Composition

      The Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee, and each of whom is able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, which results in such member’s financial sophistication. The Board’s definition of independence shall be a member who has not: been an employee of the Company or an affiliate within the last three years; had a direct business relationship with the Company within the last three years, unless the Board determines in its business judgment that the relationship does not interfere with the Director’s exercise of independent judgment; been a member of the immediate family of an individual who is, or over the last three years has been, an executive officer of the Company or an affiliate; been employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee; received any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; been a partner, controlling shareholder or executive officer of an organization to which the Company made, or from which it received, payments (excluding dividends paid to the organization) exceeding (i) 5% of the Company’s or the other organization’s consolidated gross revenues or (ii) $200,000, whichever is more, in any of the last three years.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until the successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

      The Committee shall meet in person at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent public accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s quarterly financial statements consistent with section IV. 4 below.

IV. Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/ Reports Review

1. Review and update this Charter periodically, at least once a year, and update as conditions dictate.

2. Review the organization’s annual financial statements and certain other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent public accountants, as deemed necessary by management of the Company.

3. Review with financial management and the independent public accountants the Forms 10-K, 10-Q and 8-K as applicable prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purpose of this review.

  Independent Public Accountants

4. Recommend to the Board of Directors the selection of the independent public accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent public accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence. In connection with such review and discussion, the Audit Committee shall be provided with a formal written statement by the independent public accountants delineating all relationships between the independent public accountants and the Corporation.

5. Review the performance of the independent public accountants and approve any proposed discharge of the independent public accountants when circumstances warrant.

6. Periodically consult with the independent public accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

  Financial Reporting Processes

7. In consultation with the independent public accountants, review the integrity of the organization’s financial reporting processes, both internal and external.

8. Consider the independent public accountants’ judgments about and discuss the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting process.

9. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practice as suggested by the independent public accountants or management.

  Process Improvement

10. Establish regular and separate systems of reporting to the Audit Committee by each of management, and the independent public accountants regarding significant judgments, if any, made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgements.

11. Following completion of the annual audit, review separately with each of management and the independent public accountants significant difficulties, if any, encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

12. Review significant disagreements, if any, among management and the independent public accountants in connection with the preparation of the financial statements.

13. Review with the independent public accountants and management the extent to which changes or improvements in financial accounting practices, as approved by the Audit Committee, have been implemented.

  Ethical and Legal Compliance

14. Establish, review and update periodically the Company’s Code of Ethical Conduct and ensure that management has established a system to enforce this code.

15. Review management’s monitoring of the Corporation’s compliance with the organization’s Code of Conduct and ensure that management has the proper monitoring controls in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

16. Review, with the organization’s legal counsel, legal compliance matters including corporate securities trading policies.

17. Review, with the organization’s legal counsel, legal matters that, in management’s opinion, may have a significant impact on the organization’s financial statements.

18. Perform other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deem necessary or appropriate.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct internal control or other audits, or to evaluate the internal control structure, or determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principals.

APPENDIX B

AMENDMENT NO. 5 TO

ADVANCED MARKETING SERVICES, INC.
1995 STOCK OPTION PLAN

      This Amendment No. 5 (the “Amendment”) to the Advanced Marketing Services, Inc. (the “Company”) 1995 Stock Option Plan (the “Plan”) is made and entered into as of July 26, 2001 with reference to the following:

      WHEREAS, the Board of Directors of the Company duly approved this Amendment on May 24, 2001, subject to stockholder approval; and

      WHEREAS, the Amendment was approved by the stockholders of the Company on July 26, 2001.

      NOW, THEREFORE, the Plan is amended as follows:

      1. Paragraph 4(a) of the Plan is amended and restated in its entirety to read as follows:

“(a) The stock to be offered under the Plan shall consist of up to 4,293,700 shares of the Company’s Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.”

      2. Paragraph 6 of the Plan is amended and restated in its entirety to read as follows:

“(a) The purchase price of each share covered by each Option shall be determined by the Committee; provided, however, that such price shall not be less than 100% of the Fair Market Value Per Share of the Common Stock on the date the Option is granted; and provided, further, that if at the time an Incentive Option is granted, the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date of the Incentive Option is granted.”

“(b) The Committee shall not confer a benefit on any Optionee by adjusting or amending the exercise price of any Option previously awarded to any Optionee, whether through amendment, cancellation, replacement grants or any other means (“repriced”); provided, however, that the limitations of this Section 6(b) shall not be applicable to (i) adjustments pursuant to Section 16 of this Agreement or (ii) grants of Options to preserve the value of outstanding options or similar rights assumed or replaced in connection with any acquisition by the Company, regardless of the form which such acquisition may take, where the Company issues Options to replace options or similar rights granted by the entity or any affiliate of the entity being acquired by the Company.”

      3. Paragraph 9(a) of the Plan is amended and restated in its entirety to read as follows:

“(a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8 hereof. Such payment may be made (i) in cash, (ii) by certified or cashier’s check (or other cash equivalents), (iii) by delivering shares of Common Stock already owned by the Optionee or subject to award hereunder as provided in Section 9(b), (iv) by “cashless exercise,” (v) by any other manner permitted by law acceptable to the Committee or (vi) by any combination thereof.”

      4. In all other respects, the Plan shall remain unchanged and in full force and effect.

B-1

REVOCABLE PROXY
ADVANCED MARKETING SERVICES, INC.
ANNUAL MEETING OF STOCKHOLDERS — JULY 26, 2001

     The undersigned stockholder(s) of Advanced Marketing Services, Inc. (the “Company”) hereby nominates, constitutes and appoints Charles C. Tillinghast, III and James A. Leidich, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Advanced Marketing Services, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Wyndham San Diego North Hotel, 5975 Lusk Boulevard (Plaza 2 on Main Floor), San Diego, California 92121 on Thursday, July 26, 2001, at 9:00 a.m., and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement and, in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

Item 1. Election of Directors	AUTHORITY GIVEN to vote for all nominees listed below (except as indicated to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees.

(Instructions): To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

James E. Leidich

E. William Swanson

Item 2. Approval of amendment to the 1995 Stock Option Plan.	FOR	AGAINST	ABSTAIN
Item 3. Ratification of Arthur Andersen LLP as independent auditors.	FOR	AGAINST	ABSTAIN
Item 4. To transact any other business as may properly come before the meeting and any adjournment or postponement.

Please sign and date on the reverse side

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. THE PROXY CONFERS AUTHORITY TO AND WILL BE VOTED “AUTHORITY GIVEN” FOR PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

   IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Dated:	, 2001

(Please print name)

(Signature of Stockholder)

(Please print name)

(Signature of Stockholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.) I (We) do do not expect to attend the Meeting. Number of Person(s)